UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

GOLDEN ENTERTAINMENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Minnesota	000-24993	41-1913991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd, Las Vegas, Nevada		89118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 893-7777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 14, 2019, Golden Entertainment, Inc. (the “Company”) completed the acquisition of all outstanding equity interests of Colorado Belle Gaming, LLC (“Colorado Belle”) and Edgewater Gaming, LLC (“Edgewater” and together with Colorado Belle, the “Acquired Entities”) for aggregate consideration consisting of $155 million in cash (subject to adjustment pursuant to the purchase agreement) and the issuance by the Company of 911,002 shares of its common stock (the “Acquisition”).

On January 15, 2019, the Company filed a Current Report on Form 8-K (the “Initial Form 8-K”) with the Securities and Exchange Commission (the “SEC”) disclosing that it had consummated the Acquisition and that the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) of Current Report on Form 8-K would be filed by amendment. This Amendment No. 1 to Current Report on Form 8-K (this “Amended Form 8-K”) amends the Initial Form 8-K to provide the required financial statements and pro forma financial information.

This Amended Form 8-K should be read in conjunction with the Initial Form 8-K and the Company’s other filings with the SEC. Except as stated herein, this Amended Form 8-K does not reflect events occurring after the filing of the Initial Form 8-K with the SEC on January 15, 2019 and no attempt has been made in this Amended Form 8-K to modify or update other disclosures as presented in the Initial Form 8-K.

Item 8.01Other Events.

In addition to the unaudited pro forma combined financial information filed as Exhibit 99.2 to this Amended Form 8-K, the Company has prepared the following non-GAAP financial information to present the unaudited pro forma combined Adjusted EBITDA of the Company for the year ended December 31, 2018, based on the unaudited pro forma combined statements of operations of the Company, which were prepared as if the Acquisition occurred on January 1, 2018, together with a reconciliation of such unaudited pro forma combined Adjusted EBITDA to unaudited pro forma combined net (loss) income for the year ended December 31, 2018.

The following table presents unaudited pro forma combined net (loss) income of the Company, together with a reconciliation to unaudited pro forma combined Adjusted EBITDA, for the year ended December 31, 2018:

		Colorado Belle,
		Edgewater(1) and Pro	Pro Forma
		Forma Adjustments	Combined
($ in thousands)	Golden	(unaudited)	(unaudited)
Total revenues	$851,794	$94,245	$946,039
Total expenses	800,827	82,320	883,147
Income from operations	50,967	11,925	62,892
Net income (loss)	$(20,914)	$4,482	$(16,432)
Adjustments to net income (loss):
Depreciation and amortization	$94,456	$11,255	$105,711
Acquisition expenses	2,956	(844)	2,112
Loss on disposal of property and equipment	3,336	—	3,336
Share-based compensation expense	9,988	—	9,988
Preopening expenses	1,171	—	1,171
Class action litigation expenses	574	—	574
Executive severance and sign-on bonuses	784	—	784
Other, net	514	—	514
Interest expense, net and other financing costs	64,028	6,819	70,847
Change in fair value of derivative	(1,786)	—	(1,786)
Income tax provision	9,639	624	10,263
Adjusted EBITDA(2)	$164,746	$22,336	$187,082

(1)

Information has been recast for the adoption of Accounting Standards Codification Topic 606 (ASC 606), Revenue from Contracts with Customers, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.

(2)

Excludes estimated unrealized synergies associated with select prior acquisitions, including approximately $4 million of anticipated unrealized synergies attributable to our 2017 acquisition of American Casino & Entertainment Properties LLC and approximately $4 million of anticipated synergies attributable to the acquisition of Colorado Belle and Edgewater.

To supplement information in the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, which the Company defines as net (loss) income before interest, taxes, depreciation, amortization and the other items set forth in the table above. The Company believes Adjusted EBITDA provides useful information to both management and investors to understand financial performance by excluding specific expenses and gains that it believes are not indicative of its core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company does.

The unaudited pro forma combined financial information (both GAAP and non-GAAP) above has been prepared by management for illustrative purposes only and does not purport to represent what the results of operations or other financial information of the Company would have been if the Acquisition had occurred as of the date indicated or what such results will be for any future periods. The unaudited pro forma combined financial information is based on preliminary estimates and assumptions and on the information available at the time of the preparation of this report. Any of these preliminary estimates and assumptions may change, be revised or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the time of the Acquisition. The unaudited pro forma combined financial information does not reflect non-recurring charges that were or will be incurred in connection with the Acquisition, nor the anticipated cost savings and synergies expected to result from the Acquisition (and associated costs to achieve such savings or synergies), nor any costs associated with severance, restructuring or integration activities resulting from the Acquisition. Readers are therefore cautioned not to place undue reliance on the unaudited pro forma combined financial information. For information regarding the unaudited pro forma combined financial information and the associated adjustments, see the pro forma combined financial statements and the notes related thereto filed herewith as Exhibit 99.2, which are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated financial statements of Acquired Entities as of December 31, 2018, and the notes related thereto (the “Audited Financial Statements”), and the notes related thereto are filed herein as Exhibit 99.1. The Audited Financial Statements are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined balance sheet of the Company and American as of December 31, 2018 and the unaudited pro forma combined statements of operations for the year ended December 31, 2018 and the notes related thereto are filed herein as Exhibit 99.2 and are incorporated herein by reference.

(d)	Exhibits

23.1	Consent of RSM US LLP, dated April 1, 2019
99.1	Audited combined financial statements of Colorado Belle Gaming, LLC and Edgewater Gaming, LLC as of December 31, 2018 and the notes related thereto
99.2

Unaudited pro forma combined financial statements of Golden Entertainment, Inc. and Colorado Belle Gaming, LLC and Edgewater Gaming, LLC for the year ended December 31, 2018 and the notes related thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC.
(Registrant)

Date: April 1, 2019	/s/ Charles H. Protell
	Name:	Charles H. Protell
	Title:	Executive Vice President, Chief Strategy Officer and Chief Financial Officer